UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 19, 2023

Evolent Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37415	32-0454912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 N. Glebe Road, Suite 500

Arlington, Virginia 22203

(Address of Principal Executive Offices) (Zip Code)

(571) 389-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On January 20, 2023 (the “Closing Date”), Evolent Health, Inc. (the “Company”) consummated the transactions (the “Closing”) contemplated by the previously announced Stock and Asset Purchase Agreement (the “Magellan Purchase Agreement”), dated November 17, 2022, by and among the Company, Evolent Health LLC (“EVH LLC”), Magellan Health, Inc. (“Magellan Parent”), and Magellan Healthcare, Inc.

Amendment No. 1 to Credit Agreement

In connection with the Closing, on the Closing Date, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Credit Agreement, dated as of August 1, 2022, by and between the Lenders party thereto, EVH LLC, as the Administrative Borrower, the other borrowers party thereto, the Company, as the Parent, each other Guarantor party thereto, Ares Capital Corporation (“Ares”), as Administrative Agent, and ACF Finco I LP, as Collateral Agent and Revolving Agent (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by Amendment No. 1, the “Credit Agreement”) that provided new secured debt financing in the form of (i) additional commitments under the Company’s existing asset-based revolving credit facility in an aggregate principal amount equal to $25.0 million (the “Priority ABL Incremental Facility”), and (ii) additional commitments under the Company’s existing term loan facility in an aggregate principal amount equal to $240.0 million (the “Term Loan Incremental Facility” and together with the Priority ABL Incremental Facility, the “Acquisition Facilities”), and effected certain amendments to the Existing Credit Agreement. On the Closing Date, EVH LLC borrowed $25.0 million under the Priority ABL Incremental Facility and $240.0 million under the Term Loan Incremental Facility to finance, together with the proceeds from the sale of the Series A Preferred Stock (as defined below), the cash consideration payable at Closing and pay transaction fees and expenses.

All loans under the Credit Agreement (including loans under the Acquisition Facilities and loans outstanding under the Existing Credit Agreement) (collectively, the “Loans”) will mature on the date that is the earliest of (a) the sixth anniversary of the Closing Date, (b) the date on which the commitments are voluntarily terminated pursuant to the terms of the Credit Agreement, (c) the date on which all amounts outstanding under the Credit Agreement have been declared or have automatically become due and payable under the terms of the Credit Agreement and (d) the date that is ninety-one (91) days prior to the maturity date of any Junior Debt (as defined in the Existing Credit Agreement) unless certain liquidity conditions are satisfied.

The interest rate for all Loans will be calculated, at the option of the borrowers, (a) in the case of a term loan, at either the Adjusted Term SOFR Rate (as defined in the Credit Agreement) plus 6.00%, or the base rate plus 5.00% and (b) in the case of a revolving loan, at either the Adjusted Term SOFR Rate plus 4.00%, or the base rate plus 3.00%. EVH LLC paid closing fees equal to 3.00% of the aggregate commitments provided in respect of the Acquisition Facilities.

Amounts outstanding under the Credit Agreement may be prepaid at the option of the Company subject to applicable premiums and a call protection premium payable on the amount prepaid in certain instances as follows: (1) 3.00% of the principal amount so prepaid after the Closing Date but prior to the first anniversary of the Closing Date; (2) 2.00% of the principal amount so prepaid after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date; (3) 1.00% of the principal amount so prepaid after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date; and (4) 0.00% of the principal amount so prepaid on or after the third anniversary of the Closing Date.

Loans under the Acquisition Facilities are subject to the same security and guarantee arrangements and affirmative and negative covenants, mandatory prepayment provisions and events of default as loans outstanding under the Existing Credit Agreement, in each case, subject to certain modifications agreed by the parties.

Cumulative Series A Convertible Preferred Shares

In connection with the Closing, on January 20, 2023, the Company entered into a Securities Purchase Agreement (Series A Convertible Preferred Shares) with the Purchasers listed on Schedule I thereto (the “Securities Purchase Agreement”) pursuant to which the Company offered and sold to the Purchasers an aggregate 175,000 shares of the Company’s newly created Cumulative Series A Convertible Preferred Shares, par value $0.01 per share (the “Series A Preferred Stock”), at a purchase price of $960.00 per share, resulting in total gross proceeds to the Company of $168.0 million. The proceeds from the offer and sale of the Series A Preferred Stock were used, together with the proceeds from the Priority ABL Incremental Facility and Term Loan Incremental Facility, to finance the cash consideration payable at Closing and pay transaction fees and expenses.

The Series A Preferred Stock ranks senior with respect to dividend and liquidation rights to the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and all future series of the Company’s preferred stock. Each share of Series A Preferred Stock has an initial liquidation preference of $1,000.00 per share.

Regular dividends on the Series A Preferred Stock will be paid quarterly in cash in arrears at a rate per annum equal to Adjusted Term SOFR (as defined in the Certificate of Designation (as defined below)) plus 6.00%. The liquidation preference of the Series A Preferred Stock will increase on the last day of each calendar quarter by the amount of any accrued and unpaid regular dividends that have not been paid in cash on the relevant dividend payment date. The regular dividend rate will also increase by 2.00% per annum upon the occurrence and during the continuance of certain triggering events, including a breach of the protective covenants contained in the Investors Rights Agreement (as defined below) or the Company’s failure to pay any regular dividends in cash. Holders of Series A Preferred Stock are also entitled to participate in and receive any dividends declared or paid on the Class A Common Stock on an as-converted basis.

Each holder of Series A Preferred Stock has the right, at its option, to convert its shares of Series A Preferred Stock into shares of Class A Common Stock at an initial conversion price per share of $40.00, subject to customary anti-dilution adjustments.

Holders of Series A Preferred Stock are not entitled to vote on any matters, except as required by law and for certain consent rights set forth in the Certificate of Designation.

The Company may not redeem the Series A Preferred Stock at its option prior to January 20, 2025. At any time on or after January 20, 2025, the Company may redeem any or all of the Series A Preferred Stock then outstanding for cash at a redemption price per share equal to 165.00% of the then-current liquidation preference of the Series A Preferred Stock, plus all accrued and unpaid dividends on the Series A Preferred Stock being redeemed.

If not earlier redeemed, at any time on or after January 20, 2030, at the request of the holders of a majority of the Series A Preferred Stock then outstanding, the Company will redeem all shares of Series A Preferred Stock then outstanding for cash at a redemption price per share equal to 150.00% of the then-current liquidation preference per share of the Series A Preferred Stock, plus all accrued and unpaid dividends on the Series A Preferred Stock being redeemed.

Upon the occurrence of a refinancing or replacement of the entirety of the indebtedness under the Credit Agreement prior to its maturity that is provided solely by lenders who are not affiliates or approved funds of Ares Capital Management LLC, the Company will be required to redeem all shares of Series A Preferred Stock then outstanding for cash at a redemption price per share equal to 165.00% of the then-current liquidation preference of the Series A Preferred Stock, plus all accrued and unpaid dividends on the Series A Preferred Stock being redeemed, plus, solely in the event such refinancing or replacement is consummated prior to January 20, 2025, the aggregate amount of regular dividends per share which would have otherwise been payable on the Series A Preferred Stock from the date of redemption until January 20, 2025.

If the Company undergoes a Change of Control (as defined in the Credit Agreement), the Company will be required to redeem all shares of Series A Preferred Stock then outstanding for cash at a price per share equal to the greater of (x) 150.00% of the then-current liquidation preference per share of the Series A Preferred Stock, if such redemption occurs prior to January 20, 2025, and 135.00% of the then-current liquidation preference per share of the Series A Preferred Stock, if such redemption occurs on or after January 20, 2025, and (y) the value of the Class A Common Stock issuable upon conversion of a share of Series A Preferred Stock, which value shall be determined based on the value attributed to the Class A Common Stock in connection with such Change of Control.

In connection with the Closing, on January 20, 2023, the Company entered into an Investors Rights Agreement (Series A Convertible Preferred Shares) with the Purchasers named in Schedule I thereto (the “Investors Rights Agreement”). The Investors Rights Agreement contains certain restrictions on the transfer of the Series A Preferred Stock and certain protective covenants in favor of the Purchasers. These covenants include, among other things, covenants limiting the incurrence of Funded Debt (as defined in the Investors Rights Agreement), the ability to make restricted payments and the ability to issue additional indebtedness senior to the Series A Preferred Stock. Each of these covenants is subject to certain exceptions set forth in the Investors Rights Agreement.

In connection with the Closing, on January 20, 2023, the Company entered into a Registration Rights Agreement with the Stockholders named in Schedule I thereto (the “Ares Registration Rights Agreement”), which granted certain registration rights to the Stockholders in respect of the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock.

Magellan Parent Registration Rights Agreement and Lock-Up Agreement

In connection with the Closing, on January 20, 2023, the Company entered into a Registration Rights Agreement with Magellan Parent (the “Magellan Parent Registration Rights Agreement”), which granted certain registration rights to Magellan Parent as the holder of the Magellan Class A Shares (as defined below).

In connection with the Closing, on January 20, 2023, the Company entered into a Lock-Up Agreement with Magellan Parent (the “Lock-Up Agreement”), which, subject to certain exceptions, prohibits Magellan Parent from selling any Magellan Class A Shares received for a 15-month period following the Closing, provided that Magellan Parent will be permitted to sell one-third of such Magellan Class A Shares following the nine-month anniversary of the Closing and an additional one-third of such Magellan Class A Shares following the 12-month anniversary of the Closing. In addition, under the terms of the Lock-Up Agreement, the Company has granted Magellan Parent certain tag-along and repurchase rights.

The foregoing descriptions of Amendment No. 1, the Securities Purchase Agreement, the Investors Rights Agreement, the Certificate of Designation, the Ares Registration Rights Agreement, the Magellan Parent Registration Rights Agreement and the Lock-Up Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each of these agreements attached hereto as Exhibits 10.1, 10.2, 10.3, 3.1, 10.4, 10.5 and 10.6, respectively, which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Pursuant to the terms of the Magellan Purchase Agreement and at Closing, EVH LLC acquired all of the issued and outstanding shares of capital stock of National Imaging Associates, Inc. as well as certain assets held by Magellan Parent and/or certain of its subsidiaries that were used in the Magellan Specialty Health Division. At Closing, EVH LLC paid cash consideration to Magellan Parent and certain of its affiliates of approximately $386.7 million (which is subject to certain post-Closing adjustments) and issued 8,474,576 shares of the Company’s Class A Common Stock (“Magellan Class A Shares”) to Magellan Parent. As described in Item 1.01 and incorporated by reference herein, pursuant to Amendment No. 1 and the Securities Purchase Agreement, Ares and certain of its affiliates, and certain of its and their managed funds and accounts some of whom are currently lenders and agents under our Existing Credit Agreement, have provided funds used in the acquisition.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of Amendment No. 1 in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Magellan Purchase Agreement, 8,474,576 shares of the Company’s Class A Common Stock were issued at Closing to Magellan Parent. The issuance and sale of the Magellan Class A Shares to Magellan Parent was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by Section 4(a)(2) thereof as a transaction not involving any public offering. The Company did not engage in a general solicitation or advertising with regard to the issuance and sale of the Magellan Class A Shares that were issued in connection with the Closing.

The offer and sale of the shares of Series A Preferred Stock through the Securities Purchase Agreement described above was made in reliance on an exemption from registration under the Securities Act, pursuant to Section 4(a)(2) thereof. The shares of Class A Common Stock issuable upon conversion of shares of the Series A Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. The information in Item 1.01 above relating to the issuance and sale of the Series A Preferred Stock is incorporated into this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders

Pursuant to the Securities Purchase Agreement, the Company issued 175,000 shares of Series A Preferred Stock to the Purchasers. A summary of the rights, preferences and privileges of the Series A Preferred Stock is set forth in Item 1.01 above, which is incorporated herein by reference. Each share of Series A Preferred Stock issued to the Purchasers pursuant to the Securities Purchase Agreement has the powers, designations, preferences, and other rights of the Series A Preferred Stock as are set forth in the Certificate of Designation of the Series A Preferred Stock filed by the Company with the Delaware Secretary of State on January 19, 2023 (the “Certificate of Designation”), a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 and Item 3.03 above relating to the issuance and sale of the Series A Preferred Stock and the Certificate of Designation is incorporated herein by reference. The Certificate of Designation establishes the powers, designations, preferences, and other rights of the Series A Preferred Stock and became effective upon filing with the Secretary of State of the State of Delaware on January 19, 2023.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Combined audited financial statements of Magellan Specialty Health, a business of Magellan Parent (“Magellan”), comprised of the combined balance sheets as of December 31, 2020 and 2021, the related combined statements of operations, cash flows and equity for each of the years in the two-year period ended December 31, 2021 and the related notes to the combined financial statements, are attached hereto as Exhibit 99.1.

Combined unaudited financial statements of Magellan, comprised of the condensed combined balance sheets as of September 30, 2022 and December 31, 2021, the related condensed combined statements of operations, cash flows and equity for the nine months ended September 30, 2022 and 2021 and the related notes to the condensed combined financial statements, are attached hereto as Exhibit 99.2.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial information of the Company as of September 30, 2022, for the year ended December 31, 2021 and for the nine months ended September 30, 2022, giving effect to the Closing, are attached hereto as Exhibit 99.3.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock of Evolent Health, Inc., dated as of January 19, 2023

10.1	Amendment No. 1, dated as of January 20, 2023, to the Credit Agreement, dated as of August 1, 2022, by the Lenders party thereto, EVH LLC, as the Administrative Borrower, the other borrowers party thereto, the Company, as the Parent, each other Guarantor party thereto, Ares Capital Corporation, as Administrative Agent, and ACF Finco I LP, as Collateral Agent and Revolving Agent

10.2	Securities Purchase Agreement, dated as of January 20, 2023, by and among the Purchasers listed on Schedule I thereto and Evolent Health, Inc.

10.3	Investors Rights Agreement, dated as of January 20, 2023, by and among the Purchasers listed on Schedule I thereto and Evolent Health, Inc.

10.4	Registration Rights Agreement, dated as of January 20, 2023, by and among the Stockholders named in Schedule I thereto and Evolent Health, Inc.

10.5	Registration Rights Agreement, dated as of January 20, 2023, by and between Magellan Parent and Evolent Health, Inc.

10.6	Lock Up Agreement, dated as of January 20, 2023, by and between Magellan Parent and Evolent Health, Inc.

23.1	Consent of KPMG LLP, independent auditors for Magellan.

99.1	Combined audited financial statements of Magellan as of December 31, 2021 and 2020 and for the two years ended December 31, 2021.

99.2	Combined unaudited financial statements of Magellan as of September 30, 2022 and December 31, 2021 and for the nine months ended September 30, 2022 and 2021.

99.3	Unaudited pro forma condensed combined financial information of Evolent Health, Inc. as of and for the nine months ended September 30, 2022 and 2021 and for the year ended December 31, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2023	EVOLENT HEALTH, INC.

	By:	/s/ Jonathan Weinberg
	Name:	Jonathan Weinberg
	Title:	General Counsel and Secretary
(Duly Authorized Officer)